SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2005

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 18, 2005, OMNOVA Solutions Inc. (the “Company”) entered into Amendment No. 3 to Credit Agreement by and among the Company, as Borrower, the financial institutions party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders (the “Amendment”). The amendment extends the term of the asset-based credit facility to November 2009 and reduces the loan spreads paid on both the drawn and undrawn amounts, with the total facility size (credit availability) remaining at $100 million. The amendment also provides the Company with increased flexibility for investment and refinancing opportunities.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.22 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.22	Amendment No. 3 to Credit Agreement dated as of May 18, 2005 by and among OMNOVA Solutions Inc., as Borrower, the financial institutions party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: May 23, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.22	Amendment No. 3 to Credit Agreement dated as of May 18, 2005 by and among OMNOVA Solutions Inc., as Borrower, the financial institutions party thereto, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders